AMENDMENT TO
                                       THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN CARESOURCE HOLDINGS, INC.

      AMERICAN CARESOURCE HOLDINGS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") DOES HEREBY CERTIFY as follows:

      1. The Certificate of Incorporation is hereby amended by adding to Article FOURTH the following subparagraph (c):

            Effective as of the date hereof (the "Effective Date") each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date ("Old Common Stock") shall automatically be split, without any action on the part of the holder thereof, into 110,000 shares for 1 share of fully paid and nonassessable Common Stock of the Corporation ("New Common Stock").

            Following the Effective Date, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates.

      2. The preceding amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the GCL.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on this 2nd day of June, 2005.

                                              AMERICAN CARESOURCE HOLDINGS, INC.


                                              By: /s/ David Boone
                                                  ------------------------------
                                                  Name:  David Boone
                                                  Title: Chief Financial Officer